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                                                                    EXHIBIT 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, except as to
Note 15, which is as of February 8, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Energy East Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 23, 2000, relating to the financial statements and schedules, which appears in the Annual Report of the Central Maine Power Company Savings and Investment Plan for Union Employees on Form 11-K for the year ended December 31, 1999 and the Central Maine Power Company Savings and Investment Plan for Non-Union Employees on Form 11-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the related Prospectuses pertaining to such Plans.

                                              /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
September 1, 2000